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                                                                    EXHIBIT 10.9

[LOGO] NaviSite

                              EMPLOYMENT AGREEMENT

                  SUBJECT TO APPROVAL BY THE BOARD OF DIRECTORS

     This Employment Agreement is made and entered into by and between NaviSite, a Delaware corporation, (the "Company") and Arthur Becker (the "Employee"), as of February 21, 2003

     1. Position and Duties. Employee will be employed by the Company as its President and Chief Executive Officer, reporting to the Company's Board of Directors (the "Board"). Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and Employee agrees to devote such of Employee's business time, energy and skill to Employee's duties at the Company as are appropriate to discharge such duties. These duties will include, but not be limited to, those duties normally performed by a President and Chief Executive Officer, as well as any other reasonable duties that may be assigned to Employee from time to time.

     2. Term of Employment. Employee's employment with the Company will start on Frbruary 21, 2003, will be for no specified term, and may be terminated by Employee or the Company at any time, with or without cause, subject to the provisions of Paragraphs 4 and 5 below.

     3. Compensation. Employee will be compensated by the Company for Employee's services as follows:

          (a) Salary: Employee will be paid a biweekly salary of $10,576.92. less applicable withholding, ($275,000 on an annualized basis) in accordance with the Company's normal payroll procedures. Employee's salary will be reviewed by the Board from time to time (but no more frequently than annually), and may be subject to adjustment based upon various factors including, but not limited to, Employee's performance and the Company's profitability. Any adjustment to Employee's salary shall be in the sole discretion of the Board.

          (b) Bonus: Employee will be eligible to receive an annual bonus based upon the Company's achievement of various financial and/or other goals established by the Board. The objectives that govern Employee's bonus eligibility for this year will be communicated to Employee in writing by the Board within 30 days following the implementation of a bonus plan. To the extent earned (which requires that Employee be employed by the Company on the last day of the applicable period), bonuses will be paid to Employee on the later of 30 days after (i) the end of the applicable period, or (ii) the date on which the financial or other data necessary to determine Employee's entitlement to the bonus becomes available. All bonuses will be subject to applicable withholding.

          (c) Benefits: Employee will have the right, on the same basis as other employees of the Company, to participate in and to receive benefits under any Company medical, disability or other group insurance plans, as well as under the Company's business expense reimbursement and other policies.

          (d) Stock Options: Subject to the Board's approval, Employee will be granted an option to purchase a number of shares of the Company's common stock under the Company's stock option plan. The number of shares will be commensurate with the Employee's position within the Company. Provided Employee remains employed by the Company. The option schedule will be based on the Company's stock plan. Employee's option will be governed by and subject to the terms and conditions of the Company's standard form of stock option agreement (which Employee will be required to sign in connection with the issuance of Employee's option).

          (e) Office Support: The Company shall provide the Employee with office space in the City of New York and with an assistant to manage such office, for the purpose of fulfilling Employee's duties to the Company.

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          (f) Expenses: The Company shall promptly reimburse Employee for reasonable, documented out of pocket expenses, including travel, incurred in connection with his service to the Company.

     4. Voluntary Termination. In the event that Employee voluntarily resigns from Employee's employment with the Company, or in the event that Employee's employment terminates as a result of Employee's death or disability (meaning that Employee is unable to perform Employee's duties for any 90 days in any one-year period as a result of a physical and/or mental impairment), Employee will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of Employee's termination. Employee agrees that if Employee voluntarily terminates Employee's employment with the Company for any reason, Employee will provide the Company with 30 days' written notice of Employee's resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept Employee's resignation at an earlier date.

     5. Other Termination. Employee employment may be terminated under the circumstances set forth below.

          (a) Termination for Cause: If Employee's employment is terminated by the Company for cause as defined below, Employee shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of Employee's termination for cause.

     For purposes of this Agreement, a termination "for cause" occurs if Employee is terminated for any of the following reasons: (i) theft, dishonesty, misconduct or falsification of any employment or Company records; (ii) improper use or disclosure of the Company's confidential or proprietary information;
(iii) any action by Employee which has a material detrimental effect on the Company's reputation or business; (iv) failure by the Employee to abide by the policies of the Company (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (v) Employee's failure or inability to perform any assigned duties after written notice from the Company to Employee of, and a reasonable opportunity to cure, such failure or inability; or (vi) Employee's conviction (including any plea of guilty or no contest) for any criminal act that impairs Employee's ability to perform Employee's duties under this Agreement.

          (b) Termination Without Cause: If Employee's employment is terminated by the Company without cause (and not as a result of Employee's death or disability), and if Employee signs a general release of known and unknown claims in a form satisfactory to the Company, Employee will receive severance payments at Employee's final base salary rate, less applicable withholding, until the earlier of (i) six months after the date of Employee's termination without cause, or (ii) the date on which Employee first commences other employment. Severance payments will be made in accordance with the Company's normal payroll procedures.

     6. Confidential and Proprietary Information. As a condition of Employee's employment, Employee agrees to sign the Company's standard form of employee confidentiality and assignment of inventions agreement, which assignment will relate to industries within the scope of the Company's business.

     7. Dispute Resolution. In the event of any dispute or claim relating to or arising out of Employee's employment relationship with the Company, this agreement, or the termination of Employee's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race, sexual orientation, disability or other discrimination or harassment), Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in New York. Employee and the Company hereby knowingly and willingly waive Employee's respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any claims for injunctive relief.

     8. Severability. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

     9. Assignment. In view of the personal nature of the services to be performed under this Agreement by Employee, Employee cannot assign or transfer any of Employee's obligations under this Agreement.

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     10. Entire Agreement. This Agreement and the agreements referred to above constitute the entire agreement between Employee and the Company regarding the terms and conditions of Employee's employment, and they supersede all prior negotiations, representations or agreements between Employee and the Company regarding Employee's employment, whether written or oral.

     11. Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and an authorized representative of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                           NaviSite, a Delaware corporation


Date:    2/21/03                       By: /s/ Andy Ruhan
     ---------------                       -------------------------------------
                                           Its: Chairman of the Board

                                           Arthur Becker


Date:    2/19/03                           /s/ Arthur Becker
     ---------------                       -------------------------------------
                                           Arthur Becker

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